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                               DELOITTE & TOUCHE LLP                Exhibit 23.1
                                    BCE PLACE
                                 181 BAY STREET
                                   SUITE 1400
                             TORONTO, ONTARIO M5J2V1
                                     CANADA

                                                     March 23, 2000

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of DUSA Pharmaceuticals, Inc. on Form S-3 of our report dated February 4, 2000, except for Note 13 which is as of March 2, 2000 (which expresses an unqualified opinion and includes an emphasis paragraph indicating that the Company is in the development stage), appearing in the Annual Report on Form 10-K of DUSA Pharmaceuticals, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is incorporated by reference into this Registration Statement.


/s/ Deloitte & Touche LLP


Chartered Accountants

Toronto, Ontario